Filed pursuant to Rule 424(b)(3)

Registration No. 333-219127

BLACKSTONE FLOATING RATE ENHANCED INCOME FUND

Supplement No. 2, dated July 19, 2021, to the

Prospectus and Statement of Additional Information, each dated January 27, 2021,

for Common Shares of Beneficial Interest

Fund Name Change

Effective July 19, 2021, Blackstone Floating Rate Enhanced Income Fund (the “Fund”) has changed its name from Blackstone / GSO Floating Rate Enhanced Income Fund to Blackstone Floating Rate Enhanced Income Fund. Accordingly, all references to “Blackstone / GSO Floating Rate Enhanced Income Fund” in the Prospectus and Statement of Additional Information are hereby replaced with “Blackstone Floating Rate Enhanced Income Fund.”

Please retain this supplement for future reference.

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